UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California		90071
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3333

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On May 13, 2016 at approximately 8:30 a.m. (Pacific Time), the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “Charter” and, as so amended, the “Amended Charter”) to allow one or more stockholders owning at least 30% in aggregate voting power of our shares to request a special stockholder meeting. The material features of the amendment to our Charter and corresponding amendments to our Amended and Restated By-Laws and an explanation of the reasons for such amendments are described in “Proposal 4—Approve an Amendment to our Certificate of Incorporation to Reduce (to 30%) the Stock-Ownership Threshold Required for Stockholders to Request a Special Stockholder Meeting” on pages 59-61 of our Definitive Proxy Statement on Schedule 14A filed on March 30, 2016 (the “Proxy Statement”) in connection with the Annual Meeting.

Our Board of Directors approved the amendment to the Charter on February 11, 2016, but adoption of the amendment was subject to approval of our stockholders at the Annual Meeting. The amendment to the Charter became effective on May 13, 2016.

As discussed in our Proxy Statement, our Board of Directors approved certain amendments to our Amended and Restated By-Laws (the “By-Laws” and, as so amended, the “Amended By-Laws”) described in Proposal 4 in our Proxy Statement on May 13, 2016. The Amended By-Laws became effective upon the filing of the Amended Charter with the Secretary of State of the State of Delaware on May 13, 2016. In addition to the amendments to the By-Laws disclosed in our Proxy Statement, Section 1 of Article II relating to director elections was clarified by removing an unnecessary reference to “withheld” votes.

A copy of the Amended Charter is filed as Exhibit 3.1 hereto and incorporated herein by reference.

A copy of the Amended By-Laws is filed as Exhibit 3.2 hereto and incorporated herein by reference.

The description of the Amended Charter and Amended By-Laws contained on pages 59-61 of our Proxy Statement and the related Annexes B and C to the Proxy Statement are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	As noted above, the Company held its Annual Meeting on May 13, 2016 at approximately 8:30 a.m. (Pacific Time).

(b)	The voting results from the Annual Meeting were as follows:

1.	Each of the following 10 directors was elected to our Board of Directors, to serve until the next annual meeting of stockholders in 2017 or until their respective successors are elected and qualified. Each director received the number of votes set forth below. For each director, there were 15,311,677 broker non-votes.

Name	For	Against	Abstain
Brandon B. Boze	289,017,073	4,680,151	501,954
Curtis F. Feeny	289,103,685	4,591,710	503,783
Bradford M. Freeman	287,325,897	6,375,487	497,794
Christopher T. Jenny	293,339,749	351,520	507,909
Gerardo I. Lopez	281,491,473	12,202,072	505,633
Frederic V. Malek	290,185,327	3,513,058	500,793
Paula R. Reynolds	287,387,854	6,284,398	526,926
Robert E. Sulentic	291,810,013	1,885,595	503,570
Laura D. Tyson	288,280,845	5,408,431	509,902
Ray Wirta	290,331,187	3,365,218	502,773

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 was approved by a vote of 295,482,799 shares in favor, 13,556,417 shares against and 471,639 shares abstaining. There were no broker non-votes on this proposal.

3.	An advisory resolution approving our named executive compensation for 2015 was approved by a vote of 285,930,627 shares in favor, 7,617,837 shares against and 650,714 shares abstaining. There were 15,311,677 broker non-votes on this proposal.

4.	The amendment to our Charter was approved by a vote of 248,260,674 shares in favor, 45,438,026 shares against and 500,478 shares abstaining. There were 15,311,677 broker non-votes on this proposal.

5.	A nonbinding stockholder proposal regarding the stock ownership threshold necessary for our stockholders to call special stockholder meetings was approved by a majority of the shares present or represented and entitled to vote thereon; however, as discussed in our Proxy Statement, this stockholder proposal will not be implemented because our stockholders also approved an amendment to our Charter relating to the same subject. This stockholder proposal received a vote of 152,554,591 shares in favor, 140,915,125 shares against and 729,462 shares abstaining. There were 15,311,677 broker non-votes on this proposal.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed below are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of CBRE Group, Inc.

3.2	Amended and Restated By-Laws of CBRE Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Deputy Chief Financial Officer and Chief Accounting Officer